Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G, and any amendments thereto, with respect to the Common Stock, par value $0.01 per share, of Coty Inc., and that this Agreement be included as an Exhibit to such filing.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of February 14, 2014.

WORLDWIDE BEAUTY OFFSHORE L.P.
By:	Worldwide Beauty GP L.L.C., its General Partner

By:	/s/ M. Allison Steiner
	Name:	M. Allison Steiner
	Title:	Authorized Signatory

WORLDWIDE BEAUTY ONSHORE L.P.
By:	Worldwide Beauty GP L.L.C., its General Partner

By:	/s/ M. Allison Steiner
	Name:	M. Allison Steiner
	Title:	Authorized Signatory

WORLDWIDE BEAUTY GP L.L.C.
By:	Rhône Capital III L.P., its Sole Member

By:	/s/ M. Allison Steiner
	Name:	M. Allison Steiner
	Title:	Authorized Signatory

RHÔNE CAPITAL III L.P.
By:	Rhône Holdings III L.L.C., its General Partner

By:	/s/ M. Allison Steiner
	Name:	M. Allison Steiner
	Title:	Authorized Signatory

RHÔNE HOLDINGS III L.L.C.,
By:	Rhône Capital L.L.C., its sole member

By:	/s/ M. Allison Steiner
	Name:	M. Allison Steiner
	Title:	Authorized Signatory

RHÔNE CAPITAL L.L.C.

By:	/s/ M. Allison Steiner
	Name:	M. Allison Steiner
	Title:	Authorized Signatory

RHÔNE GROUP L.L.C.

By:	/s/ M. Allison Steiner
	Name:	M. Allison Steiner
	Title:	CAO and General Counsel